UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1100, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Apartment Investment and Management Company (“Aimco”) held its 2012 Annual Meeting of Stockholders on Monday, April 30, 2012, at its corporate headquarters, 4582 South Ulster Street, Suite 1100, Denver, Colorado, 80237. Terry Considine, Aimco’s Chairman and Chief Executive Officer, presided. Aimco’s stockholders considered three proposals, each of which is described in more detail in Aimco’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 7, 2012. On the record date of February 22, 2012, there were 121,183,032 shares of Aimco’s Class A Common Stock issued and outstanding and eligible to vote. The final voting results are reported below.

Proposal 1: Election of eight directors to serve for a one-year term until Aimco’s 2013 annual meeting of stockholders.

Aimco’s stockholders elected each of the seven nominees for director, and the voting results are set forth below:

	For	Against	Abstentions	Broker Non-Votes
James N. Bailey	99,626,277	3,045,198	11,526	5,733,414
Terry Considine	100,647,212	2,023,400	12,389	5,733,414
Thomas L. Keltner	100,395,626	2,275,275	12,120	5,733,394
J. Landis Martin	94,838,903	7,823,636	20,462	5,733,414
Robert A. Miller	100,388,121	2,281,850	13,030	5,733,414
Kathleen M. Nelson	100,388,780	2,281,230	12,991	5,733,414
Michael A. Stein	100,402,102	2,270,792	10,802	5,732,719

Proposal 2: The appointment of Ernst & Young LLP as Aimco’s independent registered public accounting firm for the year ending December 31, 2012 was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
106,089,132	2,226,964	100,319	—

Proposal 3: Advisory vote to approve the compensation of executive officers disclosed in Aimco’s proxy statement.

Aimco’s stockholders gave advisory approval of the executive compensation program, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
96,904,329	5,708,598	70,548	5,732,940

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer